Exhibit 9.1

Mesa Laboratories, Inc. NASDAQ: MLAB John Sullivan, President and CEO John Sakys, VP Finance and CFO

2 Safe Harbor Statement Certain statements in this communication may be “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statement, including those detailed in the company's filings with the Securities and Exchange Commission.

3 5-Year Performance Summary History of Highly Profitable Operations 59% Gross Margins 32% Operating Income 20% Net Income Highly Effective Growth Strategy 18% 5-Yr. Revenue CAGR 13% 5-Yr Net Income CAGR

4 Mesa Labs Founded in 1982, Public in 1984 Manufacturer of Electronic Instruments and Disposable Products for Specialty Markets ~250 Employees Three Divisions Instruments Continuous Monitoring (CM) Biological Indicators

5 Mesa Labs Today Lakewood, CO - Instruments Omaha, NE - Biological Indicators Bozeman, MT - Biological Indicators Butler, NJ - Instruments

6 Mesa’s Products Focus on Products for Quality Control Regulated Industries and Applications High Value, High Technology Limited Competition Niche Markets and Applications

7 Instruments and CM Markets Healthcare Pharma Manufacturing Medical Device Manufacturing Food and Beverage Consumer Products Manufacturing Industrial Hygiene Semiconductor Manufacturing Metrology Laboratories “Regulated Markets”

8 Biological Indicators Markets Sterility Quality Control Dental Offices Hospitals Pharma Manufacturing Medical Device Manufacturing “Regulated Markets”

9 Biological Indicators

10 Medical Products Hemodialysis Meters for Machine Calibration Calibration Standards Hemodialysis Meters for Daily Clinic Quality Control

11 DataTrace Data Loggers Micropack-III System Micropack-RF System

12 Bottle Cap Torque Testing Torqo II SureTorque

13 Bios Products Routine Calibrators for Industrial Hygiene Laboratory Grade Instruments for Critical Calibrations

Continuous Monitoring (CM) 14 Monitoring of: Refrigerators Freezers Warehouse Incubators Other Equip.

15 Continuous Monitoring Markets: Hospitals, Blood Banks, Pharmacy, Pharma, Med Device, and many others Synergistic with Mesa’s Dataloggers Nov. 6, 2013 Acquisitions TempSys – Emeryville, CA Amega Scientific – Marlton, NJ Adds ~ $10M in revenue Integrating products, processes, personnel, etc.

Creating a Force in Monitoring 16 Validation Software Customer Focus Sales i-Cloud Service Support Sensor Design Software Customer Focus Calibration Service Support “New” Monitoring Product and Services Offering Take the “Best Practices” from each company Learn from each other

17 Growth Strategy

18 Primary Strategic Goal “Superior Return For Our Shareholders” Revenue Growth Profit (EPS) Growth Increased Share Price Increased Dividend

19 Key Revenue Growth Strategies Improved Distribution Channels Increase direct sales Improved distributor base Focus on E-marketing New Products Increase R&D funding (3X in 5 years) Strategic Acquisitions

20 Acquisition Growth Strategy Market Selection Niche, Regulation Driven, Growing Products High Technology, High Value, High Margin Quality Control Applications Competition Few Competitors, Strong Mesa Position

21 Mesa’s Acquisitions Amega Scientific, 2013: Continuous Monitoring Systems Tempsys, 2013: Continuous Monitoring Systems SureTorque, 2013: Bottle Cap Torque Testing Instruments Bios international, 2012: Flow Calibration Instruments Apex Disc, 2010: Biological Indicators for Hydrogen Peroxide SGM Biotech, 2010: Biological Indicators for Sterility QC Torqo, 2009: Bottle Cap Torque Testing Instruments Raven, 2006: Biological Indicators for Sterility Quality Control Automata, 1999: Meters for Dialysis Clinics and Machine QC Nusonics, 1993: Analyzers and Flow Meters for Industrial DataTrace, 1989: Dataloggers for Manufacturing QC Western Laboratories, 1984: Meters for Dialysis

22 Financial Information

23 Historical Performance FYE – March 31 2009 2010 2011 2012 2013 Gross Profit 61% 57% 57% 59% 62% Operating Inc. 34% 32% 29% 31% 34% Net Income 21% 21% 18% 20% 18%

24 Sales History FYE – March 31

25 Net Income History FYE – March 31

26 Earnings and Dividend FYE – March 31

27 10-Year MLAB Share Price 10 20 30 40 50 60 70 80 2004 2005 2006 2007 2008 2009 2010 2014 2011 2012 2013

28 Going Forward Continue Fostering Organic Growth Improved Distribution Channels New Products Continue Acquisitions Strategy Operational Efficiency ~20% Net

29 Thank You! John Sullivan jsullivan@mesalabs.com John Sakys jsakys@mesalabs.com NASDAQ: MLAB Phone 303-987-8000